                                                                  EXHIBIT 10.26

                       CONFIDENTIAL TREATMENT REQUESTED


                                            INTERNATIONAL DISTRIBUTION AGREEMENT
[Interplay's Logo]


     This INTERNATIONAL DISTRIBUTION AGREEMENT (this "Agreement") is entered into effective February 10, 1999 (the "Effective Date") by and between INTERPLAY
                        --
ENTERTAINMENT CORP., a Delaware corporation whose principal place of business is at 16815 Von Karman Avenue, Irvine, California 92606 (hereinafter "Interplay"), and VIRGIN INTERACTIVE ENTERTAINMENT LIMITED, a corporation formed under the laws of England and Wales whose principal place of business is at 2 Kensington Square, London, England, W8 5 RB (hereinafter "Virgin"), with respect to the following recitals:

                                    RECITALS
                                    --------

     A. VIE Acquisition Group, LLC, a Delaware limited liability company ("VIE Acquisition Group") of which VIE Acquisition Holdings, LLC, a Delaware limited liability company ("Holdings") is the only member, has acquired all of the capital stock and the underlying business of Virgin pursuant to that certain Sale and Purchase Agreement dated November 6, 1998 by and between Viacom International Inc. and Spelling Entertainment Group Inc., on the one hand, and VIE Acquisition Group, on the other hand (the "Viacom Transaction").

     B. Interplay is a developer and publisher of computer game programs operable on various computer and video game consoles and systems.

     C. Virgin has the necessary organization and expertise in the sale and distribution of computer software programs and video games in the Territory (as defined below).

     D. Interplay desires to appoint Virgin, and Virgin is willing to accept such appointment, as distributor for the Products (as defined on Exhibit A
                                                                 ---------
hereto) in the Territory and on the terms and conditions set forth in this Agreement.

     E. Contemporaneously herewith, Interplay and Holdings are entering into an Operating Agreement (the "Operating Agreement") with respect to the operation of VIE Acquisition Group, Interplay and Virgin are entering into a Product Publishing Agreement (the "Publishing Agreement") with respect to the publishing by Interplay of certain of Virgin's products in North America and certain other territories.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   APPOINTMENT.
          -----------

          (a)  Appointment.  Subject to restrictions imposed by third party
               -----------
licensors of Interplay, Interplay hereby appoints Virgin and Virgin hereby accepts appointment, as Interplay's exclusive (even as to Interplay) distributor with respect to the Products in the Territory during the Term subject to the rights reserved in Section 1(f) below. Subject to Interplay's election to perform such manufacturing function on a case-by-case basis, Interplay hereby grants Virgin a non-exclusive license to manufacture the Products or have the Products manufactured solely to facilitate Virgin's performance of its duties and exercise of its rights under Sections 2 and 5 hereof.

          (b)  Subdistributors.  Virgin agrees that it will sell and distribute
               ---------------
the Products directly to the public and/or outright to wholesalers, dealers, subdistributors, on-line resellers, direct marketers and/or retailers for resale and distribution directly to the public on terms that are reasonable and customary in the interactive entertainment software industry. Virgin will not sell or distribute any of the Products to hawkers, street vendors, peddlers, or to any person, firm or other entity intending to use them for publicity purposes whether as gifts or otherwise, provided that Virgin will be permitted to distribute a reasonable number of demonstration copies of the Products for legitimate promotional purposes to the press, retailers and dealers. Should Virgin desire to undertake distribution and/or sale of any of the Products by any method or means not hereby authorized, Virgin shall first notify Interplay in writing of the particulars of such method or means and shall not proceed therewith unless and until Interplay gives its written consent, which may not be unreasonably withheld. Virgin shall ensure that its authorized subdistributors abide by all of the terms and provisions of this Agreement and Virgin shall not be relieved of any of its obligations to Interplay hereunder with respect to such subdistributor, including, without limitation, financial, marketing and reporting obligations. The parties expressly acknowledge that Virgin has and may hereafter establish or acquire certain wholly owned subsidiaries ("Virgin Subsidiaries") operating distribution companies in the various countries within the Territory and the appointment of such Virgin Subsidiaries as subdistributors is expressly permitted hereunder, provided that the payment to Interplay under this Agreement shall be based upon the wholesale price charged by such Virgin Subsidiary to its customers without regard to any inter-company charge or fee between Virgin and the Virgin Subsidiary, such that Interplay is not adversely impacted by such appointment of the Virgin Subsidiary as a subdistributor, whether or not Virgin's percentage ownership in any such Virgin Subsidiary changes in the future.

          (c)  Trademarks.  Subject to Section 8(c), Interplay hereby grants to
               ----------
Virgin (a) an exclusive (even as to Interplay, except as hereinafter provided) license within the Territory to reproduce and use the trademarks and service marks used in connection with the Products (including, without limitation, the title and name of the Products), and (b) the non-exclusive license within the Territory to reproduce and use the Interplay name and logo and other Interplay publishing brands as designated by Interplay (collectively, the "Interplay Marks") in Virgin's advertising, marketing and other promotion of the Products solely in the Territory. Notwithstanding the foregoing, Interplay hereby reserves the right to reproduce and use the Interplay Marks in the Territory in connection with Interplay's exercise of the rights reserved in Section 1(f) below.

          (d)  Territory.  For purposes of this Agreement, "Territory" shall
               ---------
mean Europe (including Scandinavia), CIS (former U.S.S.R), Africa and the Middle East. Interplay shall not distribute or publish any computer software programs or video games (whether or not constituting a

"Product" hereunder) in the Territory except (i) through Virgin pursuant to this Agreement, (ii) as required by the provisions of those agreements entered into by Interplay prior to the date of this Agreement that are listed on Exhibit C hereto (but only until the current expiration dates of such agreements), and
(iii) in connection with the electronic transmission of Products, OEM Transactions with respect to Products, sub-budget rights with respect to Products, merchandising of Products, and Licensed Derivative Works (as defined in paragraph (g) below), in each case only as permitted by Section 1(f).

          (e)  Localized Versions.  Virgin may request that Interplay localize
               ------------------
one or more Products into one or more of German, French, Spanish or Italian. Interplay shall use its diligent efforts to comply with such request, at its expense, if such localization would be commercially viable, except that Interplay shall only be obligated to localize Products into Italian or Spanish if it deems appropriate in its sole discretion. Such localized version of a Product shall be added to the definition of "Products" hereunder.

          (f)  Reserved Rights.  Only those rights with respect to the right to
               ---------------
distribute the Products in the Territory expressly granted in this Section 1 are licensed by Interplay to Virgin. All other rights, including, without limitation, all rights outside the Territory, all rights to translate and localize the Products, any electronic transmission rights, (including, without limitation, cable, the internet and any on-line services, but excluding electronic downloading of full versions of the Products in or to the Territory and/or acceptance or fulfillment of orders from within the Territory for shipments of Products to the Territory), any rights with respect to OEM Transactions (as hereafter defined), all "sub-budget" rights (which shall mean products which were initially released in the Territory at least [*] prior to such date and which are sold through non-traditional retail channels [including without limitation drug stores and food chains, etc.] at an expected retail price of less than [*] per unit), any and all other merchandising rights of any kind whatsoever, and rights with respect to Licensed Derivative Works, are specifically excluded from this Agreement and are retained and reserved by Interplay exclusively and worldwide. As a matter of clarity, Virgin may not fulfill direct online orders for Products to be shipped outside the Territory, but Virgin may forward such orders to Interplay to fulfill. Any distribution or use by Interplay of such reserved rights, including, without limitation, the use or authorization of others to use or exploit any of the Products, Interplay Marks (as defined below) and/or any portion of the copyrighted audiovisual works of or concerning the Products in any manner in connection with any articles of merchandise and product consistent with Interplay's reserved rights shall not be deemed unfair competition, interference or infringement of any of Virgin's rights hereunder.

          (g) Licensed Derivative Works.  [*]
              -------------------------

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (h) Performance Under Certain Distribution Agreements.  Interplay
              -------------------------------------------------
hereby engages Virgin to perform on Interplay's behalf, and Virgin agrees to perform, Interplay's distribution and product supply obligations, to the extent arising after the date of this Agreement under those distribution agreements listed on Exhibit C-1 hereto (true and correct copies of which have previously been provided to counsel for Virgin) (the "Assumed Agreements"), to the extent pertaining to the distribution of computer software programs or video games in the Territory from and after the date hereof. As consideration for such performance by Virgin, Interplay shall pay Virgin a fee equal to the fee that would be payable to Virgin if the products actually distributed under the Assumed Agreements were instead Products distributed by Virgin pursuant to this Agreement. For purposes of clarity, Virgin shall not be entitled to receive any payments under guaranteed minimums that do not result from actual sales of products. In addition, Virgin shall, at Interplay's election, perform the manufacturing services set forth in Section 5(k) hereof with respect to the products provided under such agreements, and Interplay shall reimburse Virgin for the costs of such manufacturing services as set forth in Section 4(d) hereof and shall perform its obligations under Section 5(k) hereof with respect to such manufacturing services and otherwise assist Virgin as reasonably necessary to permit Virgin to timely perform such manufacturing services. In the absence of such an election, Interplay shall continue to manufacture and ship products to Virgin so as to permit Virgin to timely perform Interplay's obligations under the Assumed Agreements. This Agreement shall not constitute an agreement to subcontract Interplay's obligations under such agreements if such an agreement without the consent required or necessary of a third party would constitute a breach or violation thereof. If such a consent of a third party which is required in order to enter into such a subcontract is not obtained prior to the date hereof, Interplay and Virgin shall cooperate in any lawful arrangement to effectuate the intent of this Section.

     2.  ORDERING.
         --------

          (a) Orders.  Virgin may order Products described on Exhibit A by means
              ------
of a written purchase order. With respect to new Product releases, the parties shall mutually agree upon the initial ship-in orders for all Products based upon expected demand for the particular Product and Virgin shall place a written purchase order in sufficient time to facilitate the release of such Product. In order to facilitate expected demand on an ongoing basis, Virgin shall provide to Interplay from time to time upon Interplay's written request non-binding forecasts of expected customer orders or customer demand for each of the Products available for the ensuing three month period.

          (b) Interplay Acceptance.  All orders for Products by Virgin shall be
              --------------------
subject to acceptance by Interplay and shall not be binding on Interplay until the earlier of confirmation or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped; provided, however, that Interplay agrees not to unreasonably withhold its acceptance of any order. In the event Virgin receives no rejection of an order within ten
(10) business days after submitting an order, such order shall be deemed accepted by Interplay.

          (c) Manufacturing.  Once Interplay accepts an order from Virgin
              -------------
hereunder, Interplay shall, at its discretion, (i) manufacture such Products itself and ship such Products to

Virgin, or (ii) place a manufacturing order with Virgin to manufacture the Products (or have the Products manufactured) on behalf of Interplay in accordance with Section 5(k) below, or (iii) any combination of the foregoing, to the extent necessary to satisfy such Virgin order.

          (d) Pricing.  The price to be paid by Virgin to Interplay for the
              -------
Products shall be a percentage of the Net Sales as specified on Exhibit B.
                                                                ---------
Interplay shall provide Virgin with suggested wholesale prices for the Products.

          (e) Controlling Terms.  The terms and conditions of this Agreement
              -----------------
shall apply to each order for Products hereunder. Any terms or conditions appearing on the face or reverse side of any purchase order, acknowledgment, or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such separate or additional terms and conditions.

          (f) Title and Risk of Loss.  Title to the Products shall remain with
              ----------------------
Interplay until such units are shipped to Virgin's warehouse(s) located in the Territory and title shall pass to Virgin upon delivery to Virgin's warehouse. It is anticipated that Interplay, or a third party duplicator, will ship the Products to Virgin's warehouse(s) located in the Territory where the Products will be held pending resale to Virgin's customers in the Territory. Interplay shall bear the risk of loss on shipments of the Products until delivery to the Virgin warehouse and Virgin shall bear the risk of loss thereafter.

          (g) Interplay Cancellation.  Interplay reserves the right to cancel or
              ----------------------
suspend any orders placed by Virgin and accepted by Interplay, or refuse or delay shipment thereof, (i) if Virgin fails to make payment as provided herein or in any invoice, or to comply with the terms and conditions of this Agreement and fails to cure such nonpayment or noncompliance within any applicable cure periods provided herein, or (ii) if Interplay no longer has the right to distribute the Product in the Territory.

          (h) Delivery Schedule.  Except as otherwise provided in Section 2(g)
              -----------------
herein, to the extent Interplay is responsible for shipping such order and subject to any longer period of time required by the manufacturer of the Product. With respect to personal computer products, Interplay shall ship an order within [*] of receipt of the order. With respect to products for use with video game console systems, Interplay shall cause the orders to be shipped to Virgin within the time frame specified by the first party licensor doing the manufacturing. Upon Virgin's request for a commercially reasonable delivery schedule, Interplay shall use diligent efforts to meet Virgin's requested delivery schedule. Interplay may make partial shipments of Virgin's orders to be separately invoiced and paid for when due.

     3.  PAYMENTS.
         --------

          (a) Payments.  Payments for Products shall be made by Virgin to
              --------
Interplay as specified in Exhibit B hereto for each of the Products sold or
                          ---------
licensed by Virgin under this Agreement, subject to adjustment as set forth on Exhibit B. Interplay shall also pay to Virgin when due all fees and other
---------
moneys required to be paid by Interplay to Virgin pursuant to the provisions of Exhibit B attached hereto.
---------
* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (b) Payment Terms.  Virgin and/or its authorized agent shall make
              -------------
payments hereunder with respect to any given order for the Products in the manner described in Exhibit B hereto. All payments required to be made by
                    ---------
Virgin hereunder shall be made in British Pounds unless otherwise agreed to by Interplay and Virgin during the term of this Agreement. All such payments shall be made via bank wire transfer to Interplay's bank or via bank check to Interplay. In the event Virgin pays via bank wire transfer, Virgin will provide Interplay with a copy, via telefax, (confirmed in writing), of the bank wire transfer receipt within two (2) days of processing the transfer of funds. The banking instructions may be changed by Interplay by providing Virgin with written notice thereof. Interplay may charge interest on any past due amount at the rate of [*] per month compounded and calculated from the time the amount became past due until paid, or, if lower, the maximum rate permitted by law.

     4.  INTERPLAY'S OBLIGATIONS.
         -----------------------

          (a) Support and Training.  Interplay shall, at the reasonable request
              --------------------
of Virgin and at no cost to Virgin, provide reasonable technical support to Virgin regarding any questions that Virgin has with respect to the Products.

          (b) Grey Market Prevention.  Until this Agreement is terminated,
              ----------------------
Interplay shall not exploit, sell, license or distribute the Products in contravention of the sole and exclusive distribution rights set forth in Section 1 to any customer or licensee located in the Territory or to any customer or licensee who it has reason to believe will exploit, sell, license or distribute the Products in the Territory, commonly referred to as "grey market" activity. In the event grey market sales activity is deemed by Virgin to be a problem, Interplay agrees to use its best commercial efforts to eliminate such grey market sales.

          (c) Shipping To Virgin.  Interplay shall be responsible for all
              ------------------
packaging, freight and transportation charges to Virgin's warehouse(s) for the Products.

          (d) Expense Reimbursements.  Interplay shall pay for the approved
              ----------------------
marketing expenditures incurred by Virgin on Interplay's behalf in accordance with the Marketing Plan described in Section 5(c) below, and the direct costs of manufacturing the Products or having the Products manufactured and shipped to Virgin's warehouse under Section 5, in each case such payment to be made by way of deduction of amounts owed to Interplay in accordance with Exhibit B.
                                                             ---------
Interplay shall not have any obligation to pay any other fee, expense or other amount to Virgin or Virgin's vendors for the services to be provided by Virgin under Section 5 or otherwise, except as expressly provided in Exhibit B.
                                                              ---------

          (e) Demo Version.  Interplay shall use its reasonable efforts to
              ------------
provide Virgin with a demonstration version of each Product at least ninety (90) days prior to the scheduled completion of such Product (or as soon thereafter as possible), unless the parties agree otherwise. Interplay shall have the right to determine the content and features to be included in such demonstration versions.

          (f) Marketing Spend.  With respect to each Product which is initially
              ---------------
released by Interplay under this Agreement, Interplay agrees to spend in the Territory at least [*] of its projected Net Sales (less the Return Reserve) for such Product in the European market

*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

on marketing and advertising for such Product (the "Minimum Marketing Spend"). All marketing and advertising costs incurred in favor of third parties by or on behalf of Interplay in the Territory shall be applied toward meeting Interplay's obligation hereunder, including, without limitation, print, television, radio and other advertising, special marketing events to promote the Products and coop and MDF funds. Any portion of the Minimum Marketing Spend not spent by Interplay during any calendar year during the term of this Agreement shall be added to the Minimum Marketing Spend for the succeeding calendar year. For purposes of the preceding sentence, expenditures shall be deemed to have occurred as and to the extent that the marketing activity for which the expenditure is payable is undertaken, not when the cost thereof is actually paid.

          (g) OEM Transaction Restriction. Interplay hereby agrees not to ship
              ---------------------------
any versions of the Products for any platform in OEM Transactions within [*] of the initial release of such Product on such platform in the Territory without the approval of Virgin (which approval may be withheld by Virgin in the exercise of its sole discretion), except for "Limited Versions" (as hereinafter defined). For the purposes of this Agreement, (a) "OEM Transactions" shall be defined as the sale, license or other distribution of one or more Products, either directly or through software aggregators, to ultimately be sold only with or in conjunction with one or more hardware products without separate charge if (as applicable) (i) during the first [*] following the initial release of such Product on such platform in the Territory, the combined hardware and software products have an expected retail price of at least $[*] or
(ii) thereafter, the combined hardware and software products have an expected retail price of at least [*]% of the suggested retail price of the Product, and
(b) "Limited Versions" shall be defined as versions of a Product having less than approximately [*] of the total game play experience of the full retail version of such Product (e.g., levels, missions, game play features).

          (h) Release Schedule and Beta Versions.  Interplay will deliver to
              ----------------------------------
Virgin alpha and beta versions of each Product as it becomes available and a projected Product release schedule as such schedule may be updated from time to time to allow Virgin to prepare for and manage the release of the Products in the Territory. "Alpha" and "beta" shall be defined as such terms are
                 -----       ----
customarily defined in the interactive entertainment software industry. Virgin acknowledges and agrees that the Product release schedule is confidential information of Interplay and may not be disclosed to third parties, provided that Virgin may make such disclosures as are consistent with the implementation of the Marketing Plan for each such Product.

     5.  VIRGIN'S RIGHTS AND OBLIGATIONS.
         -------------------------------

          Virgin shall have the following rights, duties and obligations:

          (a) Distribution.  Virgin shall -use commercially diligent efforts to
              ------------
sell and distribute the Products in the Territory. Nothing herein shall be deemed to preclude Virgin from marketing or distributing competing products in the Territory.

          (b) Marketing and Sales Force.  Virgin shall maintain and manage a
              -------------------------
marketing, distribution and sales force to actively promote the distribution of the Products throughout the Territory, such sales force to have sufficient size, skill, training, experience and resources to service the entire Territory in a professional manner consistent with the commercially recognized industry

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

standards. The foregoing shall not obligate Virgin to maintain a sales office or sales personnel in any given country other than the United Kingdom, Germany, France and Spain.

          (c) Marketing.  Virgin shall provide marketing of the Products in the
              ---------
Territory on behalf of Interplay and at Interplay's direction in accordance with a marketing plan to be approved by Interplay for each Product. Virgin shall provide to Interplay a twelve (12) month general marketing plan for Interplay's reasonable approval, such general marketing plan to be delivered to Interplay within thirty (30) days of the Effective Date and to be updated on a quarterly basis for Interplay's reasonable approval. The general marketing plan will include, without limitation, all projected sales, promotional activities, including, among others, advertising, public relations, trade shows and direct mailings, for all Products under this Agreement. In addition to the foregoing general marketing plan, Virgin will provide a product specific marketing plan for each Product for Interplay's approval prior to release of such Product. Each marketing plan prepared and approved in accordance with this Section 5(c) shall be referred to as a "Marketing Plan." All third party costs and charges associated with implementation of Marketing Plans for the Products shall be paid by Interplay pursuant to the provisions of Section 4(f) of this Agreement. Virgin shall implement and execute each Marketing Plan to maximize the commercial success of each such Product in the Territory. Notwithstanding anything to the contrary in this Agreement, in the event of any failure by Virgin to comply with the provisions of this Section 5(c) that is caused by any action of or inaction by [*] or [*] while such person is employed by Interplay which is not due to instructions of Virgin, such failure shall not be deemed a breach of this Agreement.

          (d) Advertising and Promotion.  On behalf of Interplay and at its
              -------------------------
direction, Virgin shall promote the sale of Products throughout the Territory in accordance with the applicable Marketing Plans and Interplay's directions. All costs of such advertising shall be paid by Interplay pursuant to the provisions of Section 4(d) of this Agreement, which costs shall be counted for purposes of Interplay's obligations under Section 4(f).

          (e) Reserve.  Virgin shall have the right to retain from the payments
              -------
due to Interplay herein, as a reserve against charges, markdown allowances, returns of "faulties" or defective units, credits or returns (collectively, "Returns"), such portion of the Net Sales (as defined on Exhibit B) of each Product it sells or licenses as shall be reasonable in Virgin's best business judgment. Reserves shall be set at [*] of Net Sales for the first six months of the Term and shall therefore be adjusted to be equivalent to the actual Returns as a percentage of the total Net Sales of Products over the six-month period preceding the calendar quarter in which the payment is made (the "Return Reserve"). The Return Reserve so established shall be liquidated and paid to Interplay, to the extent it is not reduced for actual or potential Returns, in connection with the monthly report for the third month following the date such reserve was taken; and, to the extent the Return Reserve is less than actual Returns for the period covered by such monthly report, any deficiency in the Return Reserve shall be credited against any payments thereafter due to Interplay under this Agreement if during the term of this Agreement, and paid by Interplay to Virgin upon demand if such deficiency exists at or after termination of this Agreement.

          (f) Returns and Markdowns.  Interplay shall be responsible for any
              ---------------------
returns and markdown allowances-in excess of the Return Reserve, provided that Virgin may not grant any markdown allowance, price protection or other credit for Products without the prior written consent of Interplay, not to be unreasonably withheld or delayed. In the event Virgin receives no written

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

rejection of any request for approval of any markdown allowance, price protection or other credit within ten (10) business days after submitting a request therefor, such request shall be deemed approved. Any unauthorized markdown allowance, price protection or other credit granted by Virgin shall be Virgin's financial responsibility and no deduction shall be made from amounts payable to Interplay for such unauthorized amounts.

          (g) Care of Inventory.  Virgin shall use commercially reasonable
              -----------------
efforts (no less than that used from Virgin's products) to guard the Products from damage during the period that the Products are warehoused or otherwise stored by Virgin pending sale to a third party. Virgin agrees to maintain adequate insurance against the loss of or damage to such inventory.

          (h) Quality Assurance.  Virgin shall provide final and Territory-
              -----------------
specific quality assurance and compatibility testing on the Products on behalf of, and at the direction of, Interplay, as Interplay may request. Virgin agrees to maintain a quality assurance infrastructure of a size and quality consistent with industry standards.

          (i) Customer Service.  Virgin shall provide customer service and
              ----------------
support for the Products in the Territory on behalf of Interplay. Virgin agrees to maintain and manage a customer service and support infrastructure of a size and quality consistent with industry standards throughout the Territory. Interplay shall be under no obligation to provide technical support of any kind to end-users in the Territory.

          (j) Public Relations.  Virgin shall provide public relations for the
              ----------------
Products in the Territory on behalf of Interplay in accordance with the Marketing Plan. Virgin agrees to maintain and manage a public relations infrastructure of a size and quality consistent with industry standards throughout the Territory. All costs of such public relations shall be paid by Interplay pursuant to the provisions of Section 4(f) of this Agreement.

          (k) Manufacturing. Virgin shall cause the manufacturing of all
              -------------
Products hereunder in accordance with the following:

              (A) With respect to personal computer Products, Interplay will timely provide golden or glass masters, films, and other usual materials to allow Virgin to carry out manufacturing of the Products hereunder.

              (B) With respect to personal computer Products, except as may be directed by Interplay with respect to a particular Product or order, Virgin will be fully responsible for all phases of manufacturing hereunder and in all such cases Virgin will obtain the same or better pricing than Virgin receives for manufacturing of comparable quantities of its own products on comparable build schedules. As a matter of clarity, Interplay shall have the right to provide finished goods to Virgin and to manage the manufacturing function in its discretion by providing notice to Virgin.

              (C) With respect to Products on video game console systems (e.g., PlayStation, N64, Dreamcast), Interplay shall be responsible for ordering the Products from the system licensor and the payment of the cost of goods and royalties to such system licensors. Virgin agrees that Interplay may, subject to Virgin's approval (which shall not be unreasonably withheld), utilize Virgin's line of credit with any of the system licensors to facilitate ordering Products for distribution hereunder, to the extent there is availability under such line of credit(s) at the time Interplay is seeking to place such orders and such credit availability is not reasonably anticipated to be required by Virgin during the succeeding [*] period. In the event that Interplay utilizes such credit availability, such amounts, together with any interest or other costs payable to the system licensor, shall be paid by Interplay on or before the earlier to occur of (i) such date as Virgin has to pay down such line of credit for the particular order or requires access to the portion of the facility used by Interplay for Virgin's own orders, provided that Interplay is given at least [*] prior written notice of such date, and (ii) [*] following such utilization by Interplay.

              (D) The parties will consult with and agree in advance in writing on a manufacturing and inventory schedule for each Product to be included hereunder. Such schedule will specify, among other things: (i) the number of units of each Product to be manufactured for the initial launch of such Product, (ii) the appropriate level of inventory to be maintained for such Product thereafter, and (iii) the appropriate timing and size of reorders of such Product.

              (E) Virgin will designate one of its employees to act as the primary liaison between Virgin and Interplay with respect to all sales, marketing, financial, logistical and other matters relating to this Agreement and the activities contemplated hereunder.

              (F) Virgin will use its commercially reasonable efforts to advise Interplay as soon as Virgin becomes aware of any potential conflict between the planned release of one of the Products and the release of any other products distributed by Virgin.

              (G) In the event of an overage, duplicate or unauthorized production of units of a Product, the cost of which is to be charged to Interplay hereunder, Virgin must give Interplay notice within ten (10) business days of the receipt of such shipment. Virgin shall use its diligent efforts to cause the manufacturer of such units of the Product to issue a credit for the incorrect portion of the order, such credit being for the benefit of Interplay. In the event Virgin is unable to obtain such credit for the benefit of Interplay, Virgin shall not pay the manufacturer for the incorrect portion of the order without the prior written consent of Interplay, which consent shall not be unreasonably withheld, and shall be deemed given unless Interplay provides written notice that such consent will be withheld within ten (10) business days following receipt by Interplay of a request for such consent.

     6.  RECORDS AND AUDIT.
         -----------------

         (a)  Reports.  Along with the payments made to Interplay pursuant to
              -------
Exhibit B, Virgin shall provide Interplay with monthly reports within ten (10)
---------
business days after the end of each month that contain the units manufactured, units shipped, returns (detailing defective and non-defective units) and markdowns and other credits issued (detailing the value of any credits raised and the value of any commissions to be deducted), the units in inventory (detailing opening inventory, inventory activity, shrinkage and closing inventory), demonstration or promotional units shipped, and the expenses incurred under the Marketing Plans, together with supporting documentation therefor, in each case on a Product by Product basis and on a country by country basis and on both a unit and dollar basis. Notwithstanding the foregoing, during the first year of the

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

term of this Agreement, such reports shall be provided as soon as practicable but in any event within forty-five (45) days after the end of each month.

         (b)  Records.  In conjunction with this Agreement, Virgin agrees to
              -------
keep and maintain full and accurate books and records related to the sale and distribution of the Products and all associated manufacturing and marketing expenses during the term of this Agreement and for two (2) years thereafter. These records shall include, but not necessarily be limited to, the number of copies of each of the Products sold, distributed, marketed or otherwise transferred, the amounts withheld for the Return Reserve and the number of copies returned as defective and returned for credit, the amounts withheld for the MDF and the uses thereof, the amounts of and the identities of the parties receiving markdown allowances, and the wholesale selling prices and net sales amounts for the Product in the Territory. Such documentation shall be in sufficient detail to enable Interplay to verify the accuracy of the payments made by Virgin hereunder.

         (c)  Examination of Records.  A certified public accountant (or the
              ----------------------
European equivalent thereof) appointed by Interplay may, at Interplay's expense, examine Virgin's books and records solely for the purpose of verifying the accuracy of the reports described in Section 6(a) and payments thereunder, to Interplay's satisfaction. Interplay agrees that such certified public accountant shall be required to sign an agreement with Virgin protecting the confidential information of Virgin and shall be authorized by Virgin to report to Interplay only the amounts due and payable with respect of the books and records examined. Such examination shall take place at a mutually agreed upon time and place, but in any event only during Virgin's normal business hours and upon at least ten (10) business days' advance written request. The books and records relating to any particular payment may only be so examined once. Virgin agrees to pay for the reasonable fees, costs and expenses charged by any certified public accountant engaged by Interplay for such review if the amounts paid pursuant to the books and records examined are understated by more than [*] of the amounts actually due. Interplay shall have no other rights to examine Virgin's books and records hereunder.

     7.  OWNERSHIP.
         ---------

         (a)  The Products.  All rights, title and interests in and to the
              ------------
Products, including all copyrights, patents and trade secrets therein, shall be the exclusive property of Interplay. The Products shall be licensed and not sold by Interplay to Virgin and by Virgin to its customers. Virgin shall take all actions and execute all documents, at Interplay's expense and as Interplay may reasonably request, to effectuate the acknowledgment of ownership contained herein and to secure, maintain and defend for Interplay's own benefit all rights therein. Upon Virgin's request, Interplay shall register the copyright of each Product at Virgin's cost in the countries designated by Virgin where Virgin has rights to such products, and Interplay shall take such additional action as may be reasonably necessary to secure, maintain and defend its rights in and to such products.

         (b)  Trademarks.  Subject to Virgin's license rights hereunder, all
              ----------
rights, title and interest in and to the Interplay Marks shall be the exclusive property of Interplay or its licensors. Virgin (i) shall not create a unitary composite mark involving any Interplay Mark without the prior written approval of Interplay and (ii) shall display symbols and notices clearly and sufficiently indicating the trademark status and ownership of the Interplay Marks by Interplay in accordance with applicable trademark law and practice.
Virgin acknowledges and agrees that its utilization of

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Interplay's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Interplay Marks other than the license expressly granted herein. Virgin agrees not to do anything contesting or impairing the trademark rights of Interplay. Each party agrees that all use of the Interplay Marks in connection with this Agreement shall inure to the benefit, and be on behalf, of Interplay.

     8.  NOTICE AND LABELING.
         -------------------

         (a)  Copyright Notice.  Virgin agrees that it will use its diligent
              ----------------
efforts to cause to be affixed, conspicuously and legibly on the Products sold or distributed by it under this Agreement, appropriate copyright notices in the name of Interplay, as reasonably requested by Interplay. Interplay shall have the right to review and approve the affixation of the appropriate copyright notices. In the event that Virgin receives no objection within ten (10) business days after a written request for approval, the incorporation of such Interplay Mark shall be deemed to have been approved, subject to any longer period required by Interplay's third party licensors. An isolated failure or failures to comply with this Section in any instance will not be a breach of this Agreement if Virgin cures by correcting the notice in the next manufacturing run of the Products, provided that if Interplay's third party license agreement requires further actions to cure such breach and such third party demands such actions, Virgin shall use its commercially reasonable efforts to effect such cure within the time periods proscribed in such third party agreement. Virgin shall not have any responsibility or obligation under this paragraph with respect to products and packaging designed by Interplay and purchased by Virgin from Interplay.

         (b)  Labeling.  The Products shall be distributed in the Territory
              --------
under Interplay's name and label but Virgin shall be entitled to assert attribution to itself as the distributor of the Products. Interplay shall, if requested by Virgin, place Virgin's logo, copyright and trademark notices and any legally required text on the packaging for the Products, on the screen displays of the Products, and on all marketing and advertising materials reasonably related to the Products in accordance with such reasonable written instructions as Virgin may from time to time provide to Interplay, subject to any restrictions imposed by system licensors or other third-party licensors. A failure to comply with this Section in any instance will not be a breach of this Agreement if Interplay cures by correcting the labeling in the next manufacturing run of the Products or marketing and advertising materials, provided that if Interplay's third party license agreement requires further actions to cure such breach and such third party demands such actions, Virgin shall use its commercially reasonable efforts to effect such cure within the time periods proscribed in such third party agreement.

         (c)  Trademark Usage.  Subject to any restrictions imposed by system
              ---------------
licensors, if Virgin incorporates an Interplay Mark on any advertisements, packaging or merchandise, Virgin will only incorporate such Interplay Mark after the receipt of written approval of Interplay as to the use and style of such Interplay Mark. In the event that Virgin receives no objection within ten (10) business days after a written request for approval, the incorporation of such Interplay Mark shall be deemed to have been approved, subject to any longer period required by Interplay's third party licensors.

     9.  CONFIDENTIALITY.  Each party acknowledges and agrees that the
         ---------------
information which it receives from the other party shall be subject to the terms of that certain Confidentiality

Agreement (the "Confidentiality Agreement") of even date herewith between Interplay and Virgin, the provisions of which are incorporated herein by this reference.

     10.  REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          (a) Interplay's Representations and Warranties.  Interplay represents
              ------------------------------------------
and warrants to Virgin as follows:

              (i)     Power and Authority.  Interplay possesses (A) all rights
                      -------------------
necessary to enter into this Agreement, without liability to any third party,
(B) full power and authority to carry out its obligations hereunder; and Interplay has not heretofore granted any right to the Products to any other person, party or company which remains in effect and which would violate the rights granted to Virgin herein; and this Agreement constitutes a valid and binding obligation of Interplay enforceable in accordance with its terms; and this Agreement has been duly authorized, executed and delivered by Interplay.

              (ii)    No Conflict.  The rights granted herein will not violate
                      -----------
the rights of any other person or entity or breach, require payments from Virgin to a third party for the exploitation of the rights granted by Interplay to Virgin herein, or cause a default under Interplay's organizational documents or any agreements entered into by Interplay.

              (iii)   Year 2000 Compliance.  To the best of Interplay's
                      --------------------
knowledge, unless otherwise stated in a written notice delivered by Interplay to Virgin at least sixty (60) days prior to the scheduled release of a Product, each Product is year 2000 compliant and will handle and manipulate dates which refer to the year 1999, the year 2000 and beyond or any leap year without compromising the functionality and performance of such Product, and such Product will not be materially adversely affected by or cease to operate correctly in any way as a result of such date being used by or input into the Product.

              (iv)    No Infringement.  To the best of Interplay's knowledge,
                      ---------------
the Products do not and shall not violate or infringe any patent, trademark, trade secret, copyright, or similar law or right in the Territory. To the best of Interplay's knowledge, the Products do not contain any defamatory or libelous material.

              (v)     No Breach.  During the Term, the performance of
                      ---------
Interplay's duties hereunder will not breach any separate agreement by which Interplay is bound, or violate or infringe any rights of any third party. So long as this Agreement remains in effect, Interplay shall not commit any act or enter into any agreement or understanding with any third party which is inconsistent or in conflict with the terms of this Agreement.

          (b) Virgin's Representations and Warranties.  Virgin represents and
              ---------------------------------------
warrants to Interplay as follows:

              (i)     Power and Authority.  Virgin possesses (A) all rights
                      -------------------
necessary to enter into this Agreement, without liability to any third party,
(B) full power and authority to carry out its obligations hereunder; and this Agreement constitutes a valid and binding obligation of Virgin enforceable in accordance with its terms; and this Agreement has been duly authorized, executed and delivered by Virgin.

          (ii) No Breach.  During the Term, the performance of Virgin's duties
               ---------
hereunder will not breach any separate agreement by which Virgin is bound, or violate or infringe any rights of any third party. So long as this Agreement remains in effect, Virgin shall not commit any act or enter into any agreement or understanding with any third party which is inconsistent or in conflict with the terms of this Agreement.

     11.  INDEMNIFICATION.
          ---------------

          (a) Interplay's Indemnification.  Interplay agrees to indemnify,
              ---------------------------
defend and hold Virgin and its customers harmless from and against any and all claims, losses, liabilities, damages, expenses and costs (including reasonable attorneys' and expert witnesses' fees) (collectively "Claims") which result from any breach by Interplay of any covenant, representation or warranty contained in this Agreement, including Claims incurred in the settlement or avoidance as a result of any of the foregoing; provided, however that Virgin shall give prompt written notice to Interplay of the assertion of any such Claim; and provided further, that Interplay shall have the right to select counsel and control the defense and settlement thereof, subject to the right of Virgin to participate in any such action or to proceed at its own expense with counsel of its own choosing.

          (b) Virgin's Indemnification.  Virgin shall indemnify, defend and hold
              ------------------------
Interplay harmless from and against any and all Claims incurred by Interplay as a result of any breach by Virgin of any covenant, representation or warranty made by Virgin hereunder, including Claims incurred in the settlement or avoidance as a result of any of the foregoing; provided, however that Interplay shall give prompt written notice to Virgin of the assertion of any such Claim; and provided further, that Virgin shall have the right to select counsel and control the defense and settlement thereof, subject to the right of Interplay to participate in any such action or to proceed at its own expense with counsel of its own choosing.

          (c) Limitations.  THE WARRANTIES STATED IN SECTION 10 ARE INTERPLAY'S
              -----------
SOLE AND EXCLUSIVE WARRANTIES PERTAINING TO THE PRODUCTS, AND INTERPLAY HEREBY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

     NEITHER PARTY WILL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL LOSS OR DAMAGES ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS OR WITH RESPECT TO THE INSTALLATION, USE, OPERATION OR SUPPORT OF THE PRODUCT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. THE FOREGOING SHALL NOT BE DEEMED TO IN ANY WAY LIMIT INTERPLAY'S OBLIGATION, IF ANY, TO PAY THE AMOUNTS, IF ANY, SET FORTH ON EXHIBIT B TO THIS AGREEMENT.

     NOTWITHSTANDING THE FOREGOING, IN THE EVENT INTERPLAY BREACHES ITS OBLIGATION TO DISTRIBUTE ALL OF ITS PRODUCTS THROUGH VIRGIN IN THE TERRITORY, AND INTERPLAY ENTERS INTO AN AGREEMENT WITH, LICENSES TO, OR OTHERWISE DIRECTLY SELLS PRODUCTS COVERED BY THIS AGREEMENT TO ANY THIRD PARTY, THEN VIRGIN SHALL BE ENTITLED TO RECEIVE, AS A MEASURE OF

CONSEQUENTIAL DAMAGES, [*] OF THE NET SALES RECEIVED BY INTERPLAY FOR THE NUMBER OF UNITS ACTUALLY DISTRIBUTED IN THE TERRITORY IN VIOLATION OF THIS AGREEMENT, IN ADDITION TO ANY OTHER REMEDIES VIRGIN MAY HAVE AT LAW (EXCEPT FOR SPECIAL, INCIDENTAL OR OTHER CONSEQUENTIAL DAMAGES, WHICH ARE SPECIFICALLY EXCLUDED) OR IN EQUITY.

     12.  NOTICES.
          -------

          Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally; (ii) by its being sent via facsimile (confirmed in writing); or (iii) five (5) days after delivery by courier requiring receipt upon delivery, or mail, return receipt requested, addressed as follows:

          TO INTERPLAY:                 INTERPLAY ENTERTAINMENT CORP.
                                        16815 Von Karman Avenue
                                        Irvine, CA 92606
                                        Attn:  Chief Executive Officer

          With a Copy To:            INTERPLAY PRODUCTIONS LIMITED
                                     Harleyford Manor, Harleyford
                                     Henley Road, Marlow
                                     Buckinghamshire SL7 2DX
                                     England
                                     Attn:  Peter A. Bilotta

          And To:                    K.C. Schaaf, Esq.
                                     STRADLING YOCCA CARLSON & RAUTH
                                     660 Newport Center Drive, Suite 1600
                                     NEWPORT BEACH, CALIFORNIA  92660


          TO VIRGIN :             VIRGIN INTERACTIVE ENTERTAINMENT LIMITED
                                  2 Kensington Square
                                  London, England  W8 5RB
                                  ATTN:    Chief Executive Officer and
                                  Chief Financial Officer

          WITH A COPY TO:         Murray Markiles, Esq.
                                  TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                                  2049 Century Park East, 24th Floor
                                  Los Angeles, CA  90067-3010

          or such other address as either party may designate by notice given as aforesaid.

     For purposes of this Agreement, if at any time while Peter Bilotta is employed or acting as a consultant or representative of Interplay or any of its subsidiaries, Virgin is required by any provision of this Agreement to communicate any information to, or obtain any approval from, or

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provide any reports to Interplay such provision shall be deemed satisfied if such information is communicated to, such approval is obtained from, or such report is provided to, Peter Bilotta.

     13.  TERM AND TERMINATION.
          --------------------

          (a) Term.  This Agreement shall become effective on the date hereof
              ----
and, unless sooner terminated pursuant to the terms of this Agreement, shall continue in full force and effect for seven (7) years.

          (b) Event of Default.  A party shall be in default (an "Event of
              ----------------
Default") under this Agreement if: (A) it is the subject to a Dissolution Event or an Insolvency Event (as such terms are defined below) or (B) if it is in default in the performance of any material obligation, agreement or undertaking of such party under this Agreement which default has not been cured within sixty
(60) days of notice given by the other party, or, in the case of a default which cannot be cured within such sixty (60) day period, if such party has failed to commence efforts to cure such default within sixty (60) days and thereafter fails to pursue diligently efforts to cure such default. For purposes of this Agreement, the terms "Dissolution Event" and "Insolvency Event" shall have the meanings ascribed to such terms in the Operating Agreement.

          (c) Remedies Upon Event of Default.  Upon the occurrence of an Event
              ------------------------------
of Default by a party, the non-defaulting party may, in addition to the other remedies provided by law, terminate this Agreement, provided that if the Event of Default applies to one or more particular Products, then the non-defaulting party's right to terminate shall only apply to those Products that are directly related to the Event of Default and this Agreement shall remain in full force and effect for all of the other Products. Notwithstanding any of the foregoing, the party that is not in default thereunder (the "Non-Defaulting Party") shall not have the right to exercise any of the remedies provided for above during any period in which the party in default hereunder (the "Defaulting Party") disputes in good faith the occurrence of the Event of Default. Further, if the Defaulting Party disputes the occurrence of any Event of Default and such is resolved, either as a result of agreement or the entry of a final order by a court of competent jurisdiction or any arbitrator empowered by the parties to finally resolve such dispute, in favor of the Non-Defaulting Party, then the Defaulting party shall have an additional 30-day period following such resolution in order to cure such Event of Default and following such cure shall be fully reinstated of all rights hereunder without prejudice.

          (d) Effect of Termination.  In the event of expiration or termination
              ---------------------
of this Agreement, Virgin may distribute any of its then existing inventory of the Products for a period of [*] after the date of expiration or termination subject to the continued payments due under this Agreement, provided that this sell-off period shall not apply if Interplay terminates this Agreement, in part or in whole, due to an Event of Default of Virgin.

          (e) Survival.  The provisions of Sections 2(d), 3(a), 3(b), 4(d),
              --------
5(e), 6, 7, 9, 11, 13 and 14 shall survive the termination or expiration of this Agreement.

          (f) Bankruptcy.  In the event Interplay is subject to a voluntary or
              ----------
involuntary filing for protection under Federal bankruptcy laws, Interplay agrees not to attempt to or actually reject, rescind or terminate this Agreement or its obligations hereunder. The parties acknowledge

* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and agree that this Agreement is intended to and shall be subject to the terms and conditions of Section 365(n) of the United States Bankruptcy Code and Virgin shall be afforded all of the protections of a "licensee" under such Section.

     14.  GENERAL PROVISIONS.
          ------------------

          (a) Assignment.  Neither this Agreement, nor the parties' rights and
              ----------
obligations hereunder, may be transferred, assigned or sublicensed to a third party, without the prior written consent of the other party provided, however, that either party may transfer or assign its rights and/or obligations hereunder to any person acquiring such party by merger or acquiring all or substantially all of such party's assets, including substantially all of the Products (and, in the case of an assignment by Virgin, where such party agrees in writing to assume Virgin's obligations under the Publishing Agreement), without requiring the consent of the other party.

          (b) Entire Agreement.  This Agreement and the exhibits hereto
              ----------------
constitute the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior or contemporaneous agreements, communications, and understandings (whether written or oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

          (c) Governing Law; Arbitration.  This Agreement is governed by
              --------------------------
California law, without regard to its choice of law rules. The parties expressly waive the application of the United Nations Convention on Contracts for the International Sale of Goods to the terms of this Agreement. Any controversy or dispute arising out of or in connection with this Agreement (including the interpretation of any of the provisions hereof), other than requests for immediate equitable relief (each, a "Disputed Matter"), shall be settled by arbitration in accordance with the provisions of Attachment 17.20 to the Operating Agreement, the provisions of which are incorporated herein by this reference, except that references to the "Agreement" therein shall be deemed to be references to this Agreement for purposes hereof.

          (d) Waiver.  The failure of either party to exercise or enforce any of
              ------
its rights under this Agreement will not act as a waiver, or continuing waiver, of such rights.

          (e) Independent Contractor.  Each party shall be and remain an
              ----------------------
independent contractor and nothing herein shall be deemed to constitute the parties as partners. Further, except as expressly provided herein, neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other.

          (f) Force Majeure.  Neither party shall be responsible for any failure
              -------------
to perform due to causes beyond its reasonable control (each a "Force Majeure"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, breakdown of machinery, shortages of materials, inability to obtain labor, strikes or fuel crises, provided that such party gives prompt written notice thereof to the other. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than sixty (60) days.

          (g) Counterparts.  This Agreement may be signed by telecopy and in
              ------------
counterparts by Virgin and Interplay, each of which counterpart shall be deemed an original and all of which counterparts when taken together, shall constitute but one and the same instrument.

          (h) Severability.  If any provision of this Agreement is, becomes, or
              ------------
is deemed invalid or unenforceable in any jurisdiction, such provision will be enforced to the maximum extent permissible in such jurisdiction so as to effect the intent of the parties, and the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

          (i) Language.  This Agreement has been written in the English
              --------
language, and it may be translated, for convenience, into other languages. However, in the case of error or disagreement, the executed English language version shall prevail.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by respective duly authorized representatives as set forth below.


VIRGIN:

     VIRGIN INTERACTIVE ENTERTAINMENT LIMITED

     By:      /s/ Mark Dyne
         ----------------------------

     Name:---------------------------

     Title:   Authorized Agent
           --------------------------


INTERPLAY:

     INTERPLAY ENTERTAINMENT CORP.

     By:      /s/ Brian Fargo
          ---------------------------

     Name:    Brian Fargo
            -------------------------

     Title:   CEO
             ------------------------


            [SIGNATURE PAGE TO INTERNATIONAL DISTRIBUTION AGREEMENT]

                                   EXHIBIT A

                                   PRODUCTS
                                   --------

1.   Products.  The Products shall be defined as all computer software programs
     --------
and video games that (a) Interplay develops or has developed and to which Interplay has rights in the Territory as of the Effective Date of this Agreement or acquires such rights thereafter, or (b) Interplay has the right or acquires the right to distribute in the Territory, in each case during the term of this Agreement. Products includes, by way of example, derivatives of such computer software programs and video games (including, without limitation, add-on levels, conversions and sequels) on any computer system or video game console or system, whether now known or hereafter devised, on all formats, platforms and media of delivery.

2.   General.  For purposes of this definition of Products, products developed
     -------
by or for, and products acquired by, any subsidiary or affiliate of Interplay shall be included within the scope of this Agreement to the extent that such Interplay subsidiary or affiliate has any of the rights covered by the scope of rights granted in Section 1. If Interplay has rights that are narrower than the full rights granted herein, or other contractual limitations, or if such product cannot be covered by this Agreement without known conflict with the rights of others or breach of the provisions of Section 10 of this Agreement, Interplay shall provide to Virgin at least [*] prior to Virgin's scheduled release of such Product, a written summary of such rights and contractual limitations to permit Virgin to comply with such limitations and/or a description of the reasons why rights to such product cannot be provided to Interplay without conflict with the rights of others or breach of the provisions of Section 10 of this Agreement. With respect to any such Product, the rights granted herein and the terms of this Agreement are subject to any such limitations that are expressly provided to Virgin in writing. In the event the rights to any Product is to expire during the term of this Agreement, Interplay shall provide written notice of such expiration date at least [*] in advance to allow Virgin to properly manage the sell-off and discontinuance of its marketing and sales of the Product.

                                      A-1




* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT B

                                    PAYMENTS
                                    --------

1.   Payment.  Virgin shall pay to Interplay [*] of the Net Sales (as defined
     -------
below) for Products sold under this Agreement. All such payments shall be paid to Interplay within [*] after the month in which the Products are shipped or invoiced by Virgin to its customers, whichever is earlier. As a matter of clarity, Virgin shall take the risk of bad debt of its customers.

     "Net Sales" shall mean [*]:

     [*]

2.  Deductions.  Virgin may deduct from the payments due Interplay under
    ----------
Section 1 of this Exhibit B the following amounts:
                  ---------

     (a) Marketing expenditures payable and paid by Virgin under Section 5(c) during the month subject to the report.

     (b) An amount equal to Virgin's actual direct cost of manufacturing the Products in cases where Virgin produces the units of the Products on behalf of, and with the approval of Interplay, as evidenced by Interplay written purchase orders for such units or where Virgin has the Products manufactured Virgin's actual costs of goods (including all shipping, handling and insurance) with respect to such products, to the extent such costs are payable and paid by Virgin during the month subject to the report, provided that direct costs other than costs paid to unaffiliated third parties shall be subject to Interplay's prior written approval, which shall not be unreasonably withheld.

3.   The Minimum Monthly Overhead Fee.  Interplay shall pay the "Minimum Monthly
     --------------------------------
Overhead Fee" (as defined below) to Virgin on the last day of each month during the term of this Agreement. The "Minimum Monthly Overhead Fee" shall be defined as an amount equal to [*] British Pounds per month, subject to adjustment as provided in Section 4 of this Exhibit B below.

4.   Adjustment of the Minimum Monthly Overhead Fee.  In the event Virgin or one
     ----------------------------------------------
of its subsidiaries or affiliates enters into an agreement (other than a product development agreement where development is financed in whole or substantial part by Virgin) or otherwise secures the rights to distribute the products of a third party (but excluding those third parties or licensors listed on Exhibit B-1 hereto who are licensors of Virgin prior to execution of this Agreement, unless Virgin enters into an agreement with such third party which provides for such third party to offset a portion

                                      B-1





* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the overhead of Virgin or its affiliates) in any portion of the Territory, then [*] of the Contribution Margin (as defined below) earned by distributing the products of such third party, excluding any Contribution Margin attributable to [*] (or its successors) for [*], shall be applied dollar for dollar on a month to month basis to reduce the Minimum Monthly Overhead Fee of Interplay. Notwithstanding the foregoing, the Contribution Margin attributable to rights with respect to the products of any third party or licensor listed on Exhibit B-1 hereto who is a supplier or licensor of Virgin prior to execution of this Agreement shall not be applied to reduce the Minimum Monthly Overhead Fee unless Virgin enters into an agreement with such third party which provides for the issuance to such third party of (a) a Membership Interest Percentage (as defined in the Operating Agreement) of more than [*] of VIE Acquisition Group, and/or
(b) more than [*] of the equity of Virgin or any directly or indirectly controlled or majority owned subsidiary of Virgin, in which case only the incremental Contribution Margin earned by distributing the products of such third party (over the average Contribution Margin earned by distributing the products of such third party during the preceding two year period) shall be counted for purposes of this paragraph. "Contribution Margin" shall mean the gross profit earned by Virgin or its controlled or majority owned subsidiaries attributable to such third party products less the costs associated with such gross profit (including the value of any cash, stock or other consideration paid by Virgin or its subsidiaries or affiliates to such third party solely as consideration for such distribution rights and which is not reasonably attributable to consideration for any other property or rights received, with such difference amortized over the term of the relevant agreement). For purposes of clarification, the value of any stock or other non-cash consideration paid by Virgin or its subsidiaries or affiliates to such third party solely as consideration for such distribution rights shall be determined based upon reasonable valuation criteria with the value assigned by contract among the parties not necessarily being determinative.

5.   Minimum Distribution Fee.  Interplay shall pay to Virgin a minimum
     ------------------------
distribution fee hereunder equal to [*] per calendar year commencing with calendar year 1999 (the "Minimum Distribution Fee"). Within thirty (30) days after the end of each calendar year during the term of this Agreement, Virgin shall calculate the actual distribution fees paid by Interplay to Virgin hereunder and deliver to Interplay a copy of such calculation. Interplay shall review such calculation and either accept such calculation or provide a written response to any objections or issues in the manner in which such calculation was made. In the event the parties fail to agree on a calculation, they shall submit the issue to a third party independent auditor to evaluate and make a determination. If the actual distribution fees paid to Virgin for such year are below the Minimum Distribution Fee, then Interplay shall pay to Virgin an amount equal to the shortfall no later than February 15 of the succeeding year.

                                      B-2





* Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                  EXHIBIT B-1

                               EXCLUDED COMPANIES
                               ------------------



[*]

                                     B-1-1





*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT C

                                PRIOR AGREEMENTS
                                ----------------


[*]


                                      C-1





*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                  EXHIBIT C-1

                            SUBCONTRACTED AGREEMENTS
                            ------------------------


                                      [*]



                                     C-1-1





*Portions omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.